UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2022

BK Technologies Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32644	83-4064262
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

7100 Technology Drive, West Melbourne, FL	32904
(Address of principal executive offices)	(Zip Code)

(321) 984-1414

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.60 per share	BKTI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On May 31, 2022, BK Technologies Corporation, a Nevada corporation (the “Company”), engaged Scott Malmanger to work as a consultant to provide services commonly provided by a chief financial officer on a contract/consulting basis.

The Company had previously announced, in a Current Report on Form 8-K filed with the Commission on January 11, 2022, the upcoming retirement of its current Chief Financial Officer, William P. Kelly.  The Company announced at that time that Mr. Kelly’s retirement would be effective when his replacement began full time work with the Company, but no later than June 30, 2022. As of the date of this Current Report, the Company was continuing to seek a replacement chief financial officer.

Mr. Malmanger began his service with the Company on May 31, 2022, and will work with and report to Mr. Kelly until Mr. Kelly’s departure. Mr. Malmanger has been engaged on an hourly basis, with overtime to be paid if Mr. Malmanger works more than 40 hours per week. Mr. Malmanger was introduced to the Company by a management placement firm, and the Company will pay the management placement firm for Mr. Malmanger’s services.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BK TECHNOLOGIES CORPORATION

Date: June 6, 2022	By:	/s/ William P. Kelly
William P. Kelly
Executive Vice President and
Chief Financial Officer

3